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      EXHIBIT 5.0 OPINION OF MULDOON, MURPHY & FAUCETTE LLP RE: LEGALITY




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DRAFT




                                 August 13, 1999


Board of Directors
Pulaski Bancorp, Inc.
130 Mountain Avenue
Springfield, New Jersey 07081

      Re: Amended and Restated Pulaski Bancorp, Inc. 1997 Stock-Based Incentive Plan

Gentlemen:

      We have been requested by Pulaski Bancorp, Inc. (the "Company") to issue a legal opinion in connection with the registration under the Securities Act of 1933 on Form S-8 of 133,308 shares of the Company's Common Stock, $.01 par value (the "Shares") that may be issued under the Amended and Restated Pulaski Bancorp, Inc. 1997 Stock-Based Incentive Plan (the "Plan").

      We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (1) the genuineness of all signatures, (2) the authenticity of all documents submitted to us as originals, (3) the conformity with the originals of all documents supplied to us as copies, and (4) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, Pulaski Savings Bank.

      Based on the foregoing and limited in all respects to federal law, it is our opinion that the Shares reserved under the Plan have been duly authorized and upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.







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      This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned registration statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.

      We note that, although certain portions of the registration statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation the financial statements or schedules or the other financial information or data included therein.

      We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's registration statement on Form S-8.


                                Sincerely,



                                /s/ MULDOON, MURPHY & FAUCETTE LLP